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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



Date of report (Date of earliest event reported): August 28, 1997



                             CHINA CONTINENTAL, INC.
             (Exact Name of Registrant as Specified in its Charter)



     Utah                          33-3276-D                     87-0431063
(State or other            (Commission File Number)           (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)



                    1801-1806 Hua Qin International Building
                    340 Queen's Road Central
                    Hong Kong                                          -
                    (Address of principal executive offices)       (Zip Code)



  Registrant's telephone number, including area code:   (852) 2542-2612


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Item 2. Acquisition or Disposition of Assets.

         China Continental, Inc. (the "Company") has acquired a seventy-five percent (75%) interest in Da Yu Edible Oil Limited, a Sino-Singapore joint venture ("Da Yu") formed in March 1995. Da Yu is a refiner and manufacturer of various high quality palm oil and related products for industrial use and personal consumption. Da Yu is located in Zhumadian City, Henan Province, in the People's Republic of China ("PRC"). The Company believes that over the next five years the PRC's demand for palm oil and related products will increase rapidly due to the economic upturn and improved living standards in the PRC.

         The acquisition represents the continuing efforts of the Company to diversify its business in order to enhance the long term growth and profitability of the Company. The acquisition was consummated through the exchange by the Company of all the stock of its wholly-owned subsidiary, Gain Whole Limited, for all of the stock of Megaway Resort Development Limited, a company which owns a seventy-five percent interest in Da Yu. The principal asset of Gain Whole Limited is a US$22 million certificate of deposit maturing on September 13, 1997. The transaction was consummated on August 28, 1997.

         The Company believes that Da Yu will fill a vacuum in the existing market which presently does not have a large scale supplier of palm oil products. Da Yu produces palm oil products for industrial users as well as for personal home consumption. The primary industrial users are the food processing industry such as instant noodle factories. Da Yu manufactures high quality oil creams and margarine for home use. Its customers include ice cream maker Walls, biscuit giant Nabisco, Watson's Food, and Kentucky Fried Chicken. All products produced by the refinery are distributed by the Hainan Province Cereal & Oil Trading Company, a state owned distribution company.

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         Da Yu refines approximately 20,000 tons of palm oil per year and employs approximately 300 persons. The plant has a refining, laboratory, testing, and storage facilities with the latest available refining technologies. Da Yu had annual revenues of approximately US$24 million with a net profit thereon of approximately US$3.2 million. The Company intends to continue the present line of business of Da Yu. Management believes that the anticipated increase in demand for Da Yu's products will enable it to increase production and at the same time increase net profits. The plant is strategically located at the major rail road crossing of the PRC linking Beijing and Guandzhou, and is approximately 200km south of Zhengzhou, the capital of Henan province.

         The statements contained herein regarding the anticipated increases in demand for palm oil and related products and the anticipated increases in revenues and net profits of Da Yu are forward looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, the following are important factors that could cause Da Yu's actual results or the demand for its products to differ materially from those expressed or implied by such forward looking statements: the significant political, economic, and social uncertainties in the PRC; the uncertainty whether the PRC government will continue to pursue its present economic policies encouraging privately owned enterprises; the possibility of reduction of the selling price of Da Yu's products; the failure of Da Yu to obtain raw materials at economically beneficial prices; the lack of experience of the Company in the business conducted by Da Yu; the failure of the state owned and operated, Hainan Province Cereal & Oil Trading Company, to continue to act as the distributor of Da Yu's products; and the appearance of other major competitors to Da Yu or a large scale supplier of products similar to Da Yu.

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Item 5. Other Events.

         The Company has not filed its Form 10-K for the fiscal year ended March 31, 1997 and its Form 10-Q for the quarter ended June 30, 1997. The Company anticipates filing these Reports during late October or November 1997.

Item 7. Financial Statements and Exhibits.

         Any financial statements required by Item 7 of this Form 8-K in connection with the above acquisition will be filed by amendment to this Form 8-K not later than 60 days after the date this Form was required to have been filed.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    CHINA CONTINENTAL, INC.

                                                    By: /s/ Eric Ng
                                                       ------------------------
                                                        Eric Ng, Chief
                                                        Financial Officer

Date: September 22, 1997


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                                  EXHIBIT INDEX

Exhibit Number                        Description
--------------                        -----------

2.1                                   Sale And Purchase Agreement
                                      dated August 28, 1997


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                        DATED THE 28TH DAY OF AUGUST 1997









                      SUN'S INTERNATIONAL HOLDINGS LIMITED



                                       AND



                                  MR. HARRY HO









                                    AGREEMENT
                            for the sale and purchase
                                 of interest in
                       Megaway Resort Development Limited




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THIS AGREEMENT is made on the 28th August 1997

BETWEEN:

1. Sun's International Holdings Limited of Skelton Building, Main Street, P.O. Box 3136, Road Town Tortola, British Virgin
         Island (the "Purchaser"); and

2. Mr. Harry Ho of 300 Beach Road, #25-07 the Concourse Singapore 0719. (the "Vendor").

WHEREAS:

A. Gain whole Limited is a Company incorporated in the British Virgin Island on February 8, 1996.

B. Megaway Resort Development Limited is a Company incorporated in the British Virgin Island on ("the Company") and has 75% interest in Da Yu Edible Oil Co. Ltd., a Sino Singapore joint venture incorporated in the People's Republic of China on March 20, 1995.

C.       The Vendor has a 100 percent interest in the Company (the "Sale
         Interest").

D.       The Purchase has 100 percent interest in Gain Whole Limited.

E. The Purchase has agreed to purchase the Sale Interest from the Vendor on the terms and conditions hereinafter appearing.


NOW IT IS HEREBY AGREED AS FOLLOWS:

1.       SALE AND PURCHASE OF SALE INTEREST
         ----------------------------------

         The Vendor hereby agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Vendor the Sale Interest free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the date in return for 100 percent interest of the Purchaser in Gain Whole Limited.

2.       COMPLETION
         ----------

2.1 Completion of the sale and purchase of the Sale Interest shall take place at the offices of the Vendor in Hong Kong on or before 31rst August 1997 (the "Completion Date") when the Vendor shall deliver to the Purchaser all the relevant documents necessary for effecting the transfer of the Sale Interest to the Purchaser and the Purchaser shall deliver to the Vendor all relevant documents necessary for effecting the

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         transfer of the interest in Gain Whole Limited to the Vendor.

3.       WARRANTIES AND REPRESENTATIONS
         ------------------------------

3.1 The Vendor hereby warrants and represents to the Purchaser that each of the following matters are as at the date hereof and will be for all times up to and including the Completion Date, true and correct in all respects:

         (a) the Vendor is the beneficial owner of the Sale Interest free from all liens, charges, pledges, options, contracts, pre-emption rights, third party rights and equities, and encumbrances of whatever nature and the same are freely transferable by the Vendor without the consent, approval, permission, license or concurrence of any third party; and

         (b) the Vendor is fully capable of entering into this Agreement and to perform all obligations and duties hereunder without the consent, approval, permission, license or concurrence of any third party save as mentioned in this Agreement.

3.2 The Purchaser hereby warrants and represents to the Vendor that each of the following matters are as at the date hereof and will be for all times up to and including the Completion Date, true and correct in all respects:

         (a) the Purchaser is the beneficial owner of the Gain Whole Limited free from all liens, charges, pledges, options, contracts, pre-emption rights, third party rights and equities, and encumbrances of whatever nature and the same are freely transferable by the Vendor without the consent, approval, permission, license or concurrence of any third party; and

         (b) the Purchaser is fully capable of entering into this Agreement and to perform all obligations and duties hereunder without the consent, approval, permission, license or concurrence of any third party save as mentioned in this Agreement.

3.3 Each of the warranties and representations, undertakings and identities contained in this Agreement will survive the completion of the sale and purchase of the Sale Interest.

3.4 Prior to the Completion Date, if any of the warranties, representations or undertakings in this Agreement are found to be materially untrue, inaccurate or misleading or have not been fully carried out in any material respect, or in the event of the Vendor becoming unable or failing to do anything required under this Agreement to be done by it at or before the Completion Date, the Purchaser may by notice in writing rescind this Agreement but without prejudice to any claim the Purchaser may have against the Vendor hereunder.

4.       ENTIRE AGREEMENT
         ----------------

         This Agreement constitutes the entire agreement and the understanding between the parties in connection with the subject-matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither party has relied on any such proposals, representations, warranties, agreements or undertakings.

5.       TIME
         ----

5.1      Time shall be of the essence of this Agreement.

5.2      No time or indulgence given by any party to the other party

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         shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

6.       CONFIDENTIALITY
         ---------------

         Other than such disclosure as may be required by law or any competent authorities, neither of the parties hereto shall make, and the Vendor shall procure that the Company will not make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other party (save disclosure to their respective professional advisers under a duty of confidentiality) without the written consent of the other party.

7.       ASSIGNMENT
         ----------

         This agreement shall be binding on and shall enure for the benefits of the successors and assigns of the parties hereto but shall not be assigned by any party without the prior written consent of the other party.

8.       NOTICES AND OTHER COMMUNICATION
         -------------------------------

         Any notice or other communication to be given under this Agreement shall be in writing and may be delivered by hand or given by facsimile, telex or cable. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject matter of this Agreement. If so delivered by hand or given by facsimile, telex or cable such notice or communication shall be deemed received on the date of despatch and if so sent by post (or, if sent to an address outside of Hong Kong, so sent by first class air-mail) shall be deemed received 2 business days after the date of despatch.

9.       COST AND EXPENSES
         -----------------

         Each party shall bear its legal and professional fees, costs and expenses incurred in the negotiations, preparation and execution of this Agreement.

10.      GOVERNING LAW
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.


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IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.


/s/
-------------------------------------
SIGNED by a director,
for and on behalf Sun's International
Holdings Limited in the presence of:

/s/
--------------------



/s/
-------------------------------------
SIGNED by
Mr. Harry Ho
in the presence of:

/s/
--------------------

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